Exhibit 10.6

DIRECTOR SUPPLEMENTAL RETIREMENT

PLAN

This is the Waccamaw Bankshares, Inc. Director Supplemental Retirement Plan (the “Plan”), as adopted effective October 30, 2007. The Plan is intended to provide directors of Waccamaw Bankshares, Inc. (the “Company”) with supplemental retirement benefits that are reflective of their special contributions to the success of the Company and that are competitive with the compensation of similarly-situated directors.

This Plan is intended to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in sections 201(2), 301(3) and 401(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is also intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE I. DEFINITIONS

When used herein, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

(A) “Account” means the bookkeeping account maintained for each Participant on the books of the Company to which Company Allocations, and earnings and losses, thereon, are credited.

(B) “Beneficiary” means the Participant’s spouse or other person or persons designated by the Participant in the manner prescribed by the Plan Administrator to receive his Account balance under the Plan, in the event of his death prior to full payment of his Account balance. If a Participant has no spouse and makes no effective Beneficiary designation, then the Participant’s Beneficiary shall be the Participant’s estate.

(C) “Board” means the Board of Directors of Waccamaw Bankshares, Inc.

(D) “Cause” means any of the following:

(1) commission by a Participant of a felony or crime of moral turpitude;

(2) (i) conduct by a Participant in the performance of his duties which is illegal, dishonest, fraudulent or disloyal, (ii) the violation by a Participant of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over the Company or any of its affiliates or subsidiaries (a “Regulatory Authority,” including without limitation the Board of Governors of the Federal Reserve, Federal Reserve Bank of Richmond, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks), which results from the Participant’s gross negligence, willful misconduct, or intentional disregard of such law, rule, regulation, order, or policy

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statement and results in any substantial damage, monetary or otherwise, to the Company or any of its affiliates or subsidiaries or to the reputation of the Company, or (iii) the occurrence of any event described in section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies the Participant from serving as a Director of, or a party affiliated with, the Company;

(3) the breach by a Participant of any fiduciary duty the Participant owes to the Company;

(4) gross neglect of duty or poor performance by the Participant which is not cured to the reasonable satisfaction of the Company within 30 days of the Participant’s receipt of written notice from the Company advising the Participant of said gross neglect or poor performance;

(5) the Participant becomes unacceptable to, or is removed, suspended or prohibited from participating in the Company’s affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority; or,

(6) the occurrence of any event to have resulted in the Participant being excluded from coverage, or having coverage limited as to the Participant as compared to other covered directors, under the Company’s then current “blanket bond” or other fidelity bond or insurance policy covering its directors, officers or employees.

(E) “Change in Control” means:

(1) Change in ownership: a change in ownership of the Company occurs on the date any one person or group accumulates ownership of the Company’s stock constituting more than 50% of the total fair market value or total voting power of the Company’s stock,

(2) Change in effective control: (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of the Company possessing 35% or more of the total voting power of the Company’s stock, or (y) a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company’s board of directors, or

(3) Change in ownership of a substantial portion of assets: a change in the ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from the Company having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

(F) “Code” means the Internal Revenue Code of 1986, as amended, including any rules or regulations thereunder.

(G) “Company” means Waccamaw Bankshares, Inc., Waccamaw Bank and any successor thereto.

(H) “Company Allocation” means an amount allocated to the Participant’s Account in accordance with Section 3.1.

(I) “Date of Participation” means the date a Director becomes a Participant in the Plan, as set forth in Section 2.1.

(J) “Director” means a director of the Company or a previously retired director that has been designated a “director emeritus” by the Board of Directors of the Company.

(K) “Disability” means the Director suffers a sickness, accident or injury determined by the carrier of any individual or group disability insurance policy covering the Director, or by the Social Security Administration, to be a disability rendering the Director totally and permanently disabled. The Director must submit proof to the plan administrator (Article V) of the carrier’s or Social Security Administration’s determination upon the request of the plan administrator.

(L) “Effective Date” means October 30, 2007.

(M) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(N) “Participant” means a Director who becomes a Participant as provided in Section 2.1.

(O) “Plan” means the Waccamaw Bankshares, Inc. Director Supplemental Retirement Plan, as set forth herein and as it may be amended from time to time.

(P) “Plan Administrator” means Waccamaw Bank.

(Q) “Plan Year” means a calendar year from January 1st to December 31st. In the first year of implementation, the “Plan Year” shall mean the period from the “Effective Date” to December 31, 2007.

(R) “Normal Retirement Age” means age 70.

(S) “Retirement Date” means retirement from service with the Company that becomes effective on the first day of the calendar month after the month in which the Director attains the Normal Retirement Age or such later dates as the Director actually retires.

(T) “Termination of Service” means the Director’s voluntary resignation from service with the Company, the Director’s failure to be elected at any annual meeting of shareholders of the Company before the Normal Retirement Age or the Director’s removal from office for Cause by the shareholders of the Company at a meeting of shareholders held for such purpose. If there is a dispute about the status of the Director or the date of the Director’s Termination of Service, the Company shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

ARTICLE II. ELIGIBILITY AND PARTICIPATION

(A) Participation: A Director shall become a Participant upon his designation and approval for participation by the Board. Directors who have been designated and approved as Participants and their Dates of Participation are listed in Appendix A.

(B) Cessation of Participation: A Participant shall cease to be a Participant on the earlier of the following dates: (a) the date of the Director’s Termination of Service, or (b) the date the Board determines that he shall no longer be a Participant. A Participant whose participation is terminated shall nevertheless remain entitled to receive the vested balance of his Account in accordance with Article V, unless the termination of employment was due to a dismissal for Cause.

ARTICLE III. PARTICIPANTS’ ACCOUNTS

(A) Company Allocation: The Company shall allocate to each Participant’s Account, as of the date or dates set out in Appendix A, the amount described in Appendix A.

(B) Crediting of Accounts: Company Allocations under Section 3.1 shall be credited to the respective Accounts of the Participants for whom they are made as soon as practicable, as the Committee, in its discretion determines.

ARTICLE IV. FUNDING

(A) Funding: The Company shall establish a grantor trust for the purpose of maintaining Participant Accounts. The trust so created shall conform to the basic terms of the model trust provided by the Internal Revenue Service as described in Revenue Procedure 92-64. Investment allocations shall be determined and maintained in accordance with Section 3.3. Notwithstanding the establishment of such trust, it is the intention of the Company and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan constitutes a mere promise by the Company to pay benefits in the future. To the extent that any Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

If the Company elects to invest in a life insurance, disability, or annuity policy upon the life of the Participant, the Participant shall assist the Company by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

The Company shall account for the benefit provided herein using the regulatory accounting principles of the Company’s primary federal regulator. The Company shall establish an accrued liability retirement account for the Participant into which appropriate reserves shall be accrued.

ARTICLE V. PAYMENT OF BENEFITS

(A) Normal Retirement Age Benefits: Subject to Article V(D) hereinafter, a Participant who remains in the service of the Company until the Normal Retirement Age shall be entitled to receive an annual benefit amount equal to the amount set forth in Exhibit A. Said payments shall be made monthly (1/12th of annual benefit) beginning 30 days after the Participant attains the Normal Retirement Age and shall continue for ten years. For purposes of Section 409A of the Code, the benefit under this Article V(A) shall be deemed a single payment and not a series of separate payments.

(B) Benefits for Termination of Service Before Normal Retirement Age: If the Participant suffers a Termination of Service, the Participant shall be entitled to receive an annual benefit amount equal to the balance accrued for the Participant’s retirement benefit hereunder as of the date of his/her Termination of Service, or a percentage (indicated below) of that accrual balance amount if the Participant has not had ten full years of service with the Company, including full years of service with the Company or any predecessor prior to the Effective Date of this Plan. Payment of benefits under this Article V(B) shall commence in the seventh month after the month in which the Participant’s Termination of Service occurs and shall continue for ten years. For purposes of Section 409A of the Code, the benefit under this Article V(B) shall be deemed a single payment and not a series of separate payments.

Number of Full Years of Service	Vested Percentage (to a maximum of 100%)
Less than 1	0%
1	0%
2	0%
3	0%
4	0%
5	0%
6	20%
7	20%
8	20%
9	20%
10	20%

(C) Death: If the Participant dies while there is a balance in the Participant’s accrued liability retirement account, 90 days after the Participant’s death the unpaid balance shall be paid in a single lump sum to the Beneficiary.

(D) Discharge for Cause: Notwithstanding any provision of this Plan to the contrary, the

Company shall not pay any benefit under this Plan if Termination of Service is a result of removal from office for Cause.

(E) Disability Benefit: If the Participant’s service is terminated because of Disability before Normal Retirement Age, the Participant shall be entitled to receive the balance accrued for the Participant’s retirement benefit as of the date of Disability upon submission to the Company of written documentation and verification of Disability. Payment of the accrued balance shall be made monthly (1/12th of annual benefit) beginning in the seventh month after the month in which the Participant’s Termination of Service for Disability occurs and shall continue for ten years.

(F) Change in Control: After a Change in Control that occurs before the Participant attains Normal Retirement Age, the Participant shall be entitled to receive the unpaid accrued balance in a single lump sum. Said payment shall be made on the 30th day following the Change in Control.

VI. MISCELLANEOUS

(A) Alienability and Assignment Prohibition: Neither the Participant nor the Participant’s Beneficiary under this Participant Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or the Participant’s Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. If the Participant or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the Company’s liabilities hereunder shall forthwith cease and terminate.

(B) Binding Obligation of the Company and any Successor in Interest: No sale, merger, or consolidation of the Company or the Company shall occur unless the new or surviving entity expressly acknowledges the obligations under this Plan and agrees in writing to assume and discharge the duties and obligations of the Company under this Plan. This Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs, and personal representatives.

(C) Amendment or Revocation: Subject to Articles VIII and IX, it is agreed by and between the parties hereto that, during the lifetime of the Participant, this Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Participant and the Company.

(D) Gender: Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply.

(E) Effect on Other Bank Benefit Plans: Nothing contained in this Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Company’s existing or future compensation structure.

(F) Headings: Headings and subheadings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

(G) Applicable Law: The laws of the State of North Carolina shall govern the validity and interpretation of this Plan.

(H) 12 U.S.C. § 1828(k): Any payments made to the Participant under this Plan or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) or any regulations promulgated thereunder.

(I) Partial Invalidity: If any term, provision, covenant, or condition of this Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Plan shall remain in full force and effect notwithstanding such partial invalidity.

VII. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

(A) Named Fiduciary and Plan Administrator: The “Named Fiduciary and Plan Administrator” of this Plan shall be Waccamaw Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Company shall be responsible for the management, control and administration of the Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

(B) Claims Procedure and Arbitration: If a dispute arises over benefits under this Plan and benefits are not paid to the Participant (or to the Participant’s Beneficiary in the case of the Participant’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within 90 days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within 90 days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the 90-day period.

If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within 90 days of the first claim denial. Claimants may review this Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within 90 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

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If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Company and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

VIII. TERMINATION OR MODIFICATION OF PLAN BY REASON OF CHANGES

IN THE LAW, RULES OR REGULATIONS

The Company is entering into this Plan upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Plan, then the Company reserves the right to terminate or modify this Plan accordingly. Upon a Change in Control, this paragraph shall become null and void effective immediately upon the Change in Control.

IX. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A

The Company and the Participant intend that their exercise of authority or discretion under this Plan shall comply with section 409A of the Internal Revenue Code of 1986. If when the Participant’s service terminates the Participant is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments under this Plan will result in additional tax or interest to the Participant because of section 409A, then despite any contrary provision of this Plan the Participant will not be entitled to the payments until the earliest of (x) the date that is at least six months after termination of the Participant’s service with the Company for reasons other than the Participant’s death, (y) the date of the Participant’s death, or (z) any earlier date that does not result in additional tax or interest to the Participant under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Participant in a single lump sum, unless regular monthly installment payments beginning after a six-month delay are specifically provided for in this Plan. If any provision of this Plan does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Plan would subject the Participant to additional tax or interest under section 409A, the Company shall reform the provision. However, the Company shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Participant to additional tax or interest, and the Company shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Plan to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

To record its adoption of the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 18th day of October, 2007.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
Title:	President and Chief Executive Officer

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Exhibit A

Participant	Age to Retire	Annual Retirement Benefit	Years of Benefit
[Name]	70	$10,000	10

BENEFICIARY DESIGNATION FORM

I.	PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is the Estate of                                          as set forth in the last will and testament dated the          day of                                          and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:	/ /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

Is this an Irrevocable Life Insurance Trust?                      Yes                       No

II	SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

Name:			Relationship:		/ %

Address:
	(Street)	(City)		(State)	(Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is the Estate of                                          as set forth in the last will and testament dated the          day of                     ,         and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:	/ /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

All sums payable under the Director Supplemental Retirement Plan Plan by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the Company in writing.

[Name]	Date